Exhibit 99.1

DATALINK REPORTS 2011 FOURTH QUARTER AND YEAR-END OPERATING RESULTS

Record Fourth Quarter and Annual Revenue Up 26% and 29% Year-Over-Year, Respectively

CHANHASSEN, Minn., February 16, 2012 — Datalink (Nasdaq: DTLK), a leading provider of data center infrastructure and services, today reported results for its fourth quarter and year that ended December 31, 2011.  Revenues for the quarter ended December 31, 2011, increased 26% to $114.7 million compared to $91.0 million for the prior-year period.  Revenues for year ended December 31, 2011, increased 29% to $380.0 million compared to $293.7 million for the year ended December 31, 2010.

GAAP Results

On a GAAP basis, the company reported net earnings of $2.6 million or $0.15 per diluted share for the fourth quarter ended December 31, 2011.  This compares to net earnings of $2.4 million or $0.19 per diluted share in the fourth quarter of 2010. For the year ended December 31, 2011, the company reported net earnings of $9.8 million or $0.61 per diluted share, compared to net earnings of $2.3 million, or $0.18 per basic and diluted share, for the year ended December 31, 2010.

Non-GAAP Results

Non-GAAP net earnings for the fourth quarter of 2011 were $4.1 million, or $0.24 per diluted share, compared to non-GAAP net earnings of $3.1 million, or $0.24 per diluted share, in the fourth quarter of 2010.  For the year ended December 31, 2011, the company reported non-GAAP net earnings of $13.0 million, or $0.80 per diluted share, compared to net earnings of $5.4 million, or $0.41 per diluted share, for the year ended December 31, 2010.  A detailed reconciliation between GAAP and non-GAAP information is contained in the tables included herein.

The company’s results for the quarter and year ended December 31, 2011 include:

•                  The additional 3.3 million common shares issued in connection with the follow-on stock offering in March 2011.  The dilution on GAAP and non-GAAP earnings from the additional shares outstanding on the 2011 fourth quarter and full year’s earnings was approximately $0.05 per share and $0.16 per share, respectively.

•                  The results of operations from the acquisition of Midwave Corporation, which was completed on October 3, 2011. Excluding Midwave, revenues for the fourth quarter and year ended December 31, 2011, would have increased approximately 12% and 25%, respectively compared to the prior year periods.  The acquisition had no impact on GAAP or non-GAAP earnings in the fourth quarter of 2011.

•                  For the fourth quarter GAAP results, the benefit of the receipt of a $553,000, or approximately $0.02 per share early termination payment relating to the earn-out under the October 2009 purchase agreement with Cross Telecom.  Under the terms of the purchase agreement, Cross was required to expend $600,000 with Datalink for goods and services for the period October 2011 through September 2012.  Cross elected to terminate the commitment with a lump sum buy-out payment in October 2011. The benefit from this payment is not included in Non-GAAP earnings for the fourth quarter of 2011.

Paul Lidsky, Datalink’s president and CEO, commented, “2011 was a record year for Datalink.  We reported revenues of $380 million and our highest earnings ever.  In addition, the $114.7 million of revenues in the fourth quarter of 2011 is a quarterly record for Datalink.  We also reported our eleventh consecutive quarter of non-GAAP net earnings.”

Other significant accomplishments for 2011 and the fourth quarter include:

•                  A record $77.9 million in product revenues for the quarter, which represents a 40% increase over third quarter and a 32% increase over the same period in 2010.  In addition, service revenues were a record $36.8 million in the fourth quarter. These increases reflect both the acquisition of Midwave Corporation and Datalink’s ability to continue to close multi-million dollar accounts during the fourth quarter.

•                  Continued growth in multi-million dollar accounts among Global 1000 companies. In 2011, the company saw 77 customers purchase over $1 million of product and services from Datalink as compared to 55 customers in 2010.  In addition, the company acquired 290 new customers in 2011 as compared to 272 in 2010.

•                  A follow on offering 3.3 million shares that closed in March 2011, generating approximately $17 million of cash to be primarily used for acquisitions.  On October 3, 2011, the company used these funds to acquire the assets of Midwave Corporation, doubling its footprint in the Twin Cities and making Datalink the dominant data center services and infrastructure provider in the region.  The acquisition also doubled the company’s Cisco technology and services revenues, expanded its managed services portfolio with the addition of a data center infrastructure monitoring service, added an established security practice including product, services and consulting, and doubled the size of Datalink’s consulting services team.  While the acquisition was only slightly accretive in its first quarter of operations and as expected did not generate enough earnings to offset the dilution from the follow-on offering, the company expects the acquisition to have a positive earnings impact once all of the synergies are recognized by the second half of 2012.

•                  Achievement of the industry’s first NetApp Specialization in “Data Center - FlexPod” Unified Architectures certification.  The new specialization recognizes Datalink as having fulfilled one of the most rigorous levels of solution competency recognized by NetApp and includes NetApp, Cisco and VMware top certification requirements.

•                  Significant momentum for the company’s virtualized data center (VDC) solutions, with 22 solution projects sold in Q4 compared to 6 in the comparable period in 2010, and 89 deals for the whole year compared to 33 in 2010.

•                  Exiting the quarter with a healthy and strong balance sheet with working capital of $37.9 million, cash and investments of $22.4 million, and continued debt-free status.

“Datalink’s collective accomplishments during 2011 reaffirm our successful execution on our acquisition and data center strategies.  These strategies, coupled with improving economic conditions, resulted in increased revenue and gross margin dollars throughout the year,” Lidsky said.  “This allowed us to leverage our fixed expenses culminating in a 2011 non-GAAP operating profit margin of 5.8% and 2011 non-GAAP operating earnings of $21.9 million as compared to a 2010 non-GAAP operating profit margin of 3.3% and 2010 non-GAAP operating income of $9.6 million.

“In addition, our strong 2011 performance left us with a record backlog going into the first quarter and accelerated activity that has carried over with strong sales in the first months of Q1,” Lidsky added. “As we exit the year, we continue to see increasing demand for unified data center solutions with flexible architectures. Our investments in our expanded data center portfolio support these market conditions, and our ability to deliver unified platforms to our customers should fuel growth in 2012.”

Outlook

With the strong start to the new year, Datalink’s first quarter guidance suggests a 17% to 24% year-over-year revenue increase in fiscal 2012.  Based on the company’s current backlog and sales pipeline, the company projects revenues of $108 million to $116 million for Q1 2012 compared to $85.7 million for Q1 2011. In addition, Datalink’s first quarter operating expenses are typically higher than other quarters. Therefore the company expects first quarter 2012 net earnings to be between $0.07 and $0.12 per diluted share on a GAAP basis, and net earnings of between $0.13 and $0.18 per diluted share on a non-GAAP basis.  This compares to net earnings of $0.12 per diluted share and $0.16 per diluted share on a GAAP and non-GAAP basis, respectively, for the same period in 2011.

Non-GAAP earnings per share exclude the effect of acquisition accounting adjustments from the Incentra acquisition to deferred revenue and costs, integration and transaction costs related to acquisitions, stock-based compensation expense, amortization of intangible assets, and the related effects on income taxes. The company estimates this total effect will be approximately $0.06 per diluted share for the first quarter of 2012.

Effect of Accounting Change

Effective January 1, 2011, the company was required to adopt a new revenue recognition accounting standard.  This new standard, which applies to all resellers of computer hardware, requires that the company now recognize product revenues upon shipment versus upon installation under its old revenue recognition method.  Accordingly, the company’s fourth quarter and twelve months of 2011 results reflects this new revenue recognition policy.  The company’s revenue for 2011 includes $8.6 million of revenues that would have been recognized in the fourth quarter of 2010 if the company had been recognizing revenue upon shipment in 2010.   These revenues were recognized in the first and second quarters of 2011.

Conference Call and Webcast Today

Datalink will hold a conference call at 7:30 a.m. Central Standard Time, during which Datalink’s president and chief executive officer, Paul Lidsky, and vice president of finance and chief financial officer, Greg Barnum, will discuss company results and provide a business overview. Participants can access the conference call by dialing (877) 277-9804. Participants will be asked to identify the Datalink conference call and provide the designated identification number (42977576). A live Webcast of the conference call can be heard via Datalink’s website at www.datalink.com.

About Datalink

A complete data center solutions and services provider for Fortune 500 and mid-tier enterprises, Datalink transforms data centers so they become more efficient, manageable and responsive to changing business needs. Datalink helps leverage and protect storage, server, and network investments with a focus on long-term value, offering a full lifecycle of services, from consulting and design to implementation, management and support. Datalink solutions span virtualization and consolidation, data storage and protection, advanced networks, and business continuity. Each delivers measurable performance gains and maximizes the business value of IT. For more information, call 800.448.6314 or visit www.datalink.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements.  This press release contains forward-looking statements, including our internal projections of anticipated 2011 results, which reflect our views regarding future events and financial performance.  These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated.  The words “aim, “believe,” “expect,” “anticipate,” “intend,” “estimate”, “should” and other expressions which indicate future events and trends identify forward-looking statements.  Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, including, but not limited to:  the level of continuing demand for storage, including the effects of current economic and credit conditions; competition and pricing pressures and timing of our installations that may adversely affect our revenues and profits; fixed employment costs that may impact profitability if we suffer revenue shortfalls; revenue recognition policies that may unpredictably defer reporting of our revenues; our ability to hire and retain key technical and sales personnel; our dependence on key suppliers; our ability to adapt to rapid technological change; risks associated with integrating possible future acquisitions; fluctuations in our quarterly operating results; future changes in applicable accounting rules; and volatility in our stock price. Further, our revenues for any particular quarter are not necessarily reflected by our backlog of contracted orders, which also may fluctuate unpredictably.  We cannot assure that we can grow or maintain our revenue and backlog from current levels.

Non-GAAP Details

Non-GAAP financial measures exclude the impact from acquisition accounting adjustments to deferred revenue and costs, stock-based compensation expense, amortization of acquisition intangible assets, integration and transaction costs related to acquisitions, early termination payments related to the Cross acquisition and the related effects on income taxes.  These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.

These non-GAAP financial measures facilitate management’s internal comparisons to our historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making, such as employee compensation planning. We believe that the presentation of these non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to investors and management regarding financial and business trends relating to our financial condition and results of operations.

# # #

Company Contacts:

Investors & Analysts:

Greg Barnum

Vice President and CFO

Phone:  952=944-3462

Email:  gbarnum@datalink.com

Media & Alliances:

Suzanne Gallagher

SVP of Marketing

Phone: 720-566-5110

Email: sgallagher@datalink.com

Investor Relations:

Kim Payne

Investor Relations Coordinator

Phone:  952-279-4794

Fax:      952-944-7869

Email:  einvestor@datalink.com

website: www.datalink.com

DATALINK CORPORATION

STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

Net sales:
Products	$77,932	$59,092	$245,743	$180,424
Services	36,780	31,948	134,284	113,255
Total net sales	114,712	91,040	380,027	293,679

Cost of sales:
Cost of products	60,228	46,989	188,384	140,984
Cost of services	27,493	23,895	100,978	83,951
Amortization of intangibles	1,053	277	1,053	1,108
Total cost of sales	88,774	71,161	290,415	226,043
Gross profit	25,938	19,879	89,612	67,636
Operating expenses:
Sales and marketing	11,402	8,318	38,723	32,353
General and administrative	4,142	3,406	15,468	14,092
Engineering	5,444	3,666	17,535	15,652
Other income	(553)	—	(1,127)	(503)
Integration and transaction costs	329	—	454	581
Amortization of intangibles	619	336	1,766	1,483
	21,383	15,726	72,819	63,658
Earnings from operations	4,555	4,153	16,793	3,978
Interest income	28	3	50	15
Interest expense	(14)	—	(40)	(1)
Earnings before income taxes	4,569	4,156	16,803	3,992
Income tax expense	1,962	1,739	6,958	1,690
Net earnings	$2,607	$2,417	$9,845	$2,302

Net earnings per common share:
Basic	$0.16	$0.19	$0.62	$0.18
Diluted	$0.15	$0.19	$0.61	$0.18
Weighted average common shares outstanding:
Basic	16,736	12,855	15,803	12,801
Diluted	17,206	13,054	16,213	12,981

DATALINK CORPORATION

BALANCE SHEETS

(In thousands, except share data)

	December 31,	December 31,
	2011	2010
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$18,947	$8,988
Short term investments	3,486	—
Accounts receivable, net	102,289	57,779
Inventories	1,736	2,210
Current deferred customer support contract costs	62,901	48,715
Inventories shipped but not installed	9,779	7,191
Income tax receivable	405	1,064
Other current assets	1,169	607
Total current assets	200,712	126,554
Property and equipment, net	3,453	2,126
Goodwill	32,446	23,146
Finite life intangibles, net	9,035	5,219
Deferred customer support contract costs non-current	28,785	18,742
Deferred tax asset	3,159	—
Other assets	361	285
Total assets	$277,951	$176,072

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$63,292	$28,749
Accrued commissions	5,069	3,546
Accrued sales and use tax	2,574	1,414
Accrued expenses, other	5,209	3,427
Current deferred tax liability	7,459	3,723
Customer deposits	2,145	2,209
Current deferred revenue from customer support contracts	76,998	61,571
Other current liabilities	85	279
Total current liabilities	162,831	104,918
Deferred income tax liability	—	203
Deferred revenue from customer support contracts non-current	34,740	23,284
Other current liabilities non-current	195	212
Total liabilities	197,766	128,617

Stockholders’ equity
Common stock, $.001 par value, 50,000,000 shares authorized, 17,899,171 and 13,569,533 shares issued and outstanding as of December 31, 2011 and December 31, 2010, respectively	18	14
Additional paid-in capital	66,212	43,332
Retained earnings	13,955	4,109
Total stockholders’ equity	80,185	47,455
Total liabilities and stockholders’ equity	$277,951	$176,072

DATALINK CORPORATION

RECONCILIATION  BETWEEN GAAP AND NON-GAAP NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

Net earnings on a GAAP basis	$2,607	$2,417	$9,845	$2,302
Adjustments:
Amortization of intangible assets	$1,053	$277	$1,053	$1,108
Acquisition accounting adjustment to Incentra and MCSI deferred revenue, net	15	71	108	853
Total gross margin adjustments	1,068	348	1,161	1,961

Stock based compensation expense included in sales and marketing	389	195	782	509
Stock based compensation expense included in general and administrative	351	395	1,259	754
Stock based compensation expense included in engineering	143	100	516	329
Other income from Cross buyout	(553)	—	(553)	—
Integration and transaction costs	329	—	454	581
Amortization of acquisition intangible assets	619	336	1,766	1,483
Total operating expense adjustments	1,278	1,026	4,224	3,656

Income tax expense	901	694	2,228	2,538

Non-GAAP net earnings	$4,052	$3,097	$13,002	$5,381

Non-GAAP net earnings per share - Basic	$0.24	$0.24	$0.82	$0.42
Non-GAAP net earnings per share - Diluted	$0.24	$0.24	$0.80	$0.41

Shares used in non-GAAP per share calculation - Basic	16,736	12,855	15,803	12,801
Shares used in non-GAAP per share calculation - Diluted	17,206	13,054	16,213	12,981

DATALINK CORPORATION

STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Twelve Months Ended
	December 31,
	2011	2010

Cash flows from operating activities:
Net earnings	$9,845	$2,302
Adjustments to reconcile net earnings to net cash provided by operating activities:
Provision for bad debts	84	73
Depreciation	1,045	945
Amortization of finite lived intangibles	2,819	2,591
Deferred income taxes	374	1,755
Stock based compensation expense	2,557	1,592
Changes in operating assets and liabilities, net of effects of acquisitions
Accounts receivable	(33,019)	(13,742)
Inventories	(2,114)	1,133
Deferred costs/revenues/customer deposits, net	2,485	2,234
Accounts payable	25,610	(2,276)
Accrued expenses	3,605	1,387
Income tax receivable	659	9
Other	(625)	(528)
Net cash provide by (used in) operating activities	13,325	(2,525)

Cash flows from investing activities:
Proceeds from short term investments	6,492	2,730
Purchase of short term investments	(9,978)	—
Payment for acquisitions	(17,542)	—
Purchases of property and equipment	(1,102)	(1,263)
Net cash provided by (used in) investing activities	(22,130)	1,467

Cash flows from financing activities:
Proceeds from stock offering, net of offering costs	17,454	—
Payment of note payable due to seller of acquired business	—	(3,000)
Excess tax from stock compensation and restricted stock vesting	276	(16)
Proceeds from issuance of common stock from option exercise	1,034	364
Tax withholding payments reimbursed by restricted stock	—	(203)
Net cash provided by (used in) financing activities	18,764	(2,855)

Increase (decrease) in cash and cash equivalents	9,959	(3,913)
Cash and cash equivalents, beginning of period	8,988	12,901
Cash and cash equivalents, end of period	$18,947	$8,988

Supplemental cash flow information:
Cash paid for income taxes	$5,934	$509
Cash received for income tax refunds	$469	$568

Supplemental disclosure of non-cash investing activities:
Non-cash stock issued as consideration for acquisition	$1,564	$—